                         Consent of Independent Auditors



We consent to the use of our report dated September 20, 1996, except for Notes 8 and 9, as to which the date is October 30, 1996, with respect to the financial statements of Prompt Medical Billing, Inc. for the period from March 1, 1994 (date of inception) to December 31, 1994 and for the year ended December 31, 1995, included in the current report on Form 8-K/A of Nu-Tech Bio-Med, Inc. dated November 12,1996.



                                               McCLAIN & COMPANY, LLP


Miami, Florida
November 12, 1996